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                                                                   EXHIBIT 99.1

                              CAUTIONARY STATEMENTS

Certain statements in this Form 10-Q constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:
i) uncertainties relating to customer plans and commitments, including, without limitation, prospective or new customers in India; ii) lack of product availability from suppliers; iii) lack of demand for our products and services in certain markets; iv) our ability to absorb, through revenue growth, the increasing operating costs that we have incurred and continue to incur in connection with our expansion activities and provision of integrated logistics services; v) loss of significant customers and difficulties collecting our accounts receivable; vi) risks of foreign operations; including currency, trade restrictions and political risks in our foreign markets; vii) the impact of a recurrence of Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy; viii) the possible adverse effect on demand for our products resulting from consolidation of wireless network operator customers; ix) business conditions and growth in our markets, including currency, economic and political risks in markets in which we operate; x) our ability to implement enterprise and warehouse management software systems without incurring significant additional costs or business interruptions availability and prices of wireless products; xi) successful consummation and integration of businesses and product lines acquired; xii) success of relationships with wireless equipment manufacturers, network operators and other participants in the wireless telecommunications and data industry; xiii) ability to meet intense industry competition; xiv) the highly dynamic nature of the industry in which we participate; xv) continued tendency of wireless equipment manufacturers and network operators to outsource aspects of their business; xvi) ability to manage and sustain future growth at our historical or industry rates; xvii) ability to respond to rapid technological changes in the wireless communications and data industry; xviii) reliance on sophisticated information systems technologies;
xix) ability to attract and retain qualified management and other personnel; xx) potential performance issues with suppliers and customers; xxi) ability to protect our proprietary information; xxii) uncertainties regarding the outcome of pending litigation and approval of settlements by the courts; xxiii) the impact on our business of the increased conflict in the world; xxiv) risk of failure or material interruption of wireless systems and services; and xxiv) significant payment obligations under certain leases and other contractual obligations; xxv) implications of potential changes in local laws and regulations, including local statutory tax codes in foreign jurisdictions which may have a retroactive financial impact. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.